Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

November 13, 2026	FIRM / AFFILIATE OFFICES
	Austin	Milan
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Curis, Inc.

128 Spring Street, Building C – Suite 500

Lexington, Massachusetts 02421

Re:	Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (Nos. 333-167675, 333-191074, 333-206323, 333-215453, 333-218632, 333-222259, 333-228811, 333-235499, 333-251144, 333-260278, 333-267776, 333-276951, 333-280208, and 333-291324)

To the addressee set forth above:

We have acted as special counsel to Curis, Inc., a Delaware corporation (the “Company”), in connection with the filing of Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (File Nos. 333-167675, 333-191074, 333-206323, 333-215453, 333-218632, 333-222259, 333-228811, 333-235499, 333-251144, 333-260278, 333-267776, 333-276951, 333-280208, and 333-291324, together, the “Post-Effective Amendment”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2026 relating to up to an aggregate of 173,744 shares of common stock of the Company, $0.01 par value per share (the “Shares”), that may become issuable under the Company’s 2026 Incentive Plan (the “Plan”) that were previously issuable under the Company’s Fifth Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and under inducement stock option awards granted under the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Post-Effective Amendment or the related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

November 13, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company for legal consideration no less than par value in the circumstances contemplated by and pursuant to the Plan, and assuming in each case that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Post-Effective Amendment and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Post-Effective Amendment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP